UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2017

PUGET TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)
8200 NW 41st Street, Suite 200, Doral, Florida	33166
(Address of Principal Executive Offices)	(Zip Code)

305-721-3128
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales Of Equity Securities.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws;
Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 6, 2017, the Company filed a Certificate of Amendment to Articles of Incorporation (corrected by the Certificate of Correction filed on November 7, 2017) with the Nevada Secretary of State which increased the Company’s authorized capital stock to 990,000,000 shares of common stock and 10,000,000 shares of preferred stock, each at $0.001 par value (the “Amendment”).  The Amendment also granted to the Board of Directors the right to set the rights, privileges and preference of the preferred stock and to create one or more classes thereof, otherwise known as “blank check” preferred. The Company’s Board of Directors approved the Amendment on November 2, 2017, recommended that the Amendment be presented to the shareholders for approval and set November 3, 2017 as the record date for a shareholder vote. On November 3, 2017, shareholders of the Company holding approximately 55% of all outstanding shares of common stock approved the Amendment.

On November 14, 2017, the Company filed a Certificate of Designations with the Nevada Secretary of State which created 500,000 shares of a class of stock called the Series A-Super Voting Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock has 10,000 for 1 voting rights.  On November 14, 2017, the Board of Directors approved the Series A Preferred Stock and the filing of the Certificate of Designations with the Nevada Secretary of State.

The Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit 3.3, the Certificate of Correction is attached hereto as Exhibit 3.4, and the Certificate of Designations is attached hereto as Exhibit 3.5. The above descriptions are qualified in their entirety by reference each of the Certificate of Amendment, Certificate of Correction and Certificate if Designations, respectively.

On November 14, 2017, the Company entered into Debt Conversion and Cancellation Agreement with Mr. Thomas M Jaspers, an officer, director and controlling stockholder of the Company, pursuant to which we agreed to issue 500,000 shares of the Series A Preferred Stock to in exchange for cancellation of $50,000 of debt in favor of Mr. Jaspers. After giving effect to the cancellation of the debt, the Company is indebted to Mr. Jaspers in the amount of $470,728.28.

After giving effect to the issuance of the Series A Preferred Stock, Mr. Jaspers is the beneficial owner of (i) 109,666,228 shares of common stock of the Company representing 58.5% of the total issued and outstanding shares of common stock and (ii) 500,000 shares of the Series A Preferred Stock representing 100% of total issued and outstanding shares of preferred stock. The total voting power of Mr. Jaspers is 98.5%. As of the date of this filing, the Company has 187,521,472 shares of common stock issued and outstanding and 500,000 shares of preferred stock outstanding, designated as the Series A-Super Voting Preferred Stock.

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Exhibit No.	Description

3.3	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on November 6, 2017.
3.4	Certificate of Correction filed with the Nevada Secretary of State on November 7, 2017.
3.5	Certificate of Designations filed with the Nevada Secretary of State on November 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2017	Puget Technologies, Inc.

By: /s/ HERMANN BURCKHARDT
Hermann Burckhardt, President

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